As filed with the U.S. Securities and Exchange Commission on November 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAMBIUM NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Cambium Networks, Inc.

3800 Golf Road, Suite 360

Rolling Meadows, Illinois 60008

(888) 863-5250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman KY1-9005

Cayman Islands

+1 (345) 943-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sally J. Rau General Counsel Cambium Networks Corporation 3800 Golf Road, Suite 360 Rolling Meadows, Illinois 60008 (888) 863-5250	Martin A. Wellington Sidley Austin LLP 1001 Page Mill Road Building 1 Palo Alto, California 94304 (650) 565-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share(1)		Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Primary Offering: Ordinary Shares, par value $0.0001 per share		(2)		(2)	$25,000,000	$2,727.50
Secondary Offering: Ordinary Shares, par value $0.0001 per share	5,000,000	(3)	$20.15		$100,750,000	$10,991.83
Total						$13,719.33

(1)

The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee have been calculated pursuant to (a) Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act, with respect to the primary offering of ordinary shares, and (b) Rule 457(c) of the Securities Act with respect to the secondary offering of ordinary shares based on the average of the high and low prices reported for the Registrant’s ordinary shares traded on the Nasdaq Global Market on November 4, 2020.

(2)

With respect to the primary offering, there are being registered hereunder such indeterminate number of ordinary shares as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $25,000,000. The proposed maximum offering price of the securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3)

Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 10, 2020

PROSPECTUS

$25,000,000

Ordinary Shares

and

5,000,000 Ordinary Shares

Offered by Selling Shareholders

We may, from time to time, offer and sell up to $25,000,000 of ordinary shares at prices and on terms described in one or more supplements to this prospectus. In addition, selling shareholders to be named in the applicable prospectus supplement may offer and sell up to an aggregate of 5,000,000 ordinary shares, from time to time, on the terms described in this prospectus or in an applicable prospectus supplement. We will not receive any of the proceeds from the sale of the shares offered by the selling shareholders hereunder. To the extent that any selling shareholder resells any securities, the selling shareholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling shareholder and the terms of the securities being offered.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

We and the selling shareholders may sell the securities through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “CMBM.” On November 9, 2020, the last reported sale price of our ordinary shares on the Nasdaq Global Market was $21.02 per share. Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus on page 5 and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference into this prospectus, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements.

The date of this prospectus is                , 2020.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or the applicable prospectus supplement and any related free writing prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, the applicable prospectus supplement or any related free writing prospectus, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $25,000,000 of ordinary shares as described in this prospectus. In addition, under this shelf process, the selling shareholders to be named in a supplement to this prospectus may, from time to time, offer and sell up to 5,000,000 ordinary shares, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities we and the selling shareholders may offer.

Each time we or the selling shareholders sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering.

You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

Neither we nor the selling shareholders have authorized anyone to provide you with any information other than contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we or the selling shareholders have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Cambium,” “Cambium Networks,” “the company,” “we,” “us,” “our” and similar references refer to Cambium Networks Corporation and its subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Cambium Networks Corporation

Overview

We provide wireless broadband networking infrastructure solutions for network operators, including medium-sized wireless Internet service providers, enterprises, and government agencies. Our scalable, reliable and high-performance solutions create a purpose-built wireless fabric that connects people, places and things across distances ranging from two meters to more than 100 kilometers, indoors and outdoors, using licensed and unlicensed spectrum at attractive economics. Our embedded proprietary RF technology and software enables automated optimization of data flow at the outermost points in the network, which we refer to as the “intelligent edge.” We offer our wireless broadband solutions in three categories: point-to-point backhaul solutions, point-to-multipoint distribution solutions and Wi-Fi local network solutions. We generate a substantial majority of our sales through our global channel distribution network, including distributors that we sell to directly, together with value added resellers and system integrators supplied by these distributors, for further sales to end users. We outsource production to third-party manufacturers, who are responsible for purchasing and maintaining inventory of components and raw materials and, in certain cases, we resell third-party products on a white-label basis.

We were formed in 2011 when Cambium Networks acquired the Point-to-Point, or PTP, and Point-to-Multipoint, or PMP, businesses from Motorola Solutions. Prior to the acquisition, Motorola Solutions had invested over a decade in developing the technology and intellectual property assets that formed the foundation of our business, having launched the Canopy PMP business in 1999 and having acquired the Orthogon Systems PTP business in 2006. Following the acquisition, we renamed the business Cambium Networks Corporation and leveraged the technology to continue to develop and offer an extensive portfolio of reliable, scalable and secure enterprise-grade fixed wireless broadband and PTP and PMP platforms, Wi-Fi, switch and IIoT solutions.

Company Information

Cambium Networks was formed in 2011 as Vector Cambium Holdings (Cayman), Ltd., and changed its name to Cambium Networks Corporation in 2018. We conduct our business through Cambium Networks, Ltd., a company organized under the laws of England and Wales, and its wholly-owned subsidiaries. Cambium Networks Corporation holds no material assets other than Cambium Networks, Ltd. and its subsidiaries and does not engage in any business operations.

Our headquarters are located at Cambium Networks, Inc., at 3800 Golf Road, Suite 360, Rolling Meadows, Illinois 60008 and our telephone number is (888) 863-5250. You can access our website at www.cambiumnetworks.com. Information contained on our website is not part of this prospectus, is not incorporated in this prospectus by reference and the inclusion of our website address in this prospectus is an inactive textual reference only.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this prospectus and the documents we have filed with the SEC that are incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements may be identified by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents we have filed with the SEC that are incorporated herein by reference are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, they should not be relied upon as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:

•	the unpredictability of our operating results;

•	our inability to predict and respond to emerging technological trends and network operators’ changing needs;

•	the impact of actual or threatened health epidemics and other outbreaks;

•	our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality;

•	our reliance on distributors and value-added resellers for the substantial majority of our sales;

•	the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner;

•	the quality of our support and services offerings;

•	our expectations regarding outstanding litigation;

•	our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products;

•	the difficulty of comparing or forecasting our financial results on a quarter-by-quarter basis due to the seasonality of our business;

•	our limited or sole source suppliers’ inability to produce third-party components to build our products;

•	the technological complexity of our products, which may contain undetected hardware defects or software bugs;

•	our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand;

•	credit risk of our channel partners, which could adversely affect their ability to purchase or pay for our products;

•	our inability to manage our growth and expand our operations;

•	unpredictability of sales and revenues due to lengthy sales cycles;

•	our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations;

•	our reliance on the availability of third-party licenses;

•	risks associated with international sales and operations;

•	current or future unfavorable economic conditions, both domestically and in foreign markets; and

•	our inability to obtain intellectual property protections for our products.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents we have filed with the SEC that are incorporated herein by reference.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from this offering for working capital and general corporate purposes.

We will not receive any proceeds from the sale of ordinary shares by any selling shareholder.

DESCRIPTION OF SHARE CAPITAL

The following is a description of the material terms of our share capital contained in our Amended and Restated Memorandum and Articles of Association. Our Amended and Restated Memorandum and Articles of Association authorize the issuance of up to 500,000,000 ordinary shares, $0.0001 par value per share, of which 25,708,749 shares were issued and outstanding as of November 9, 2020, held by approximately 199 shareholders of record.

We are incorporated as an exempted company with limited liability under Cayman Islands law and our affairs are governed by the provisions of our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, and by the provisions of the Companies Law (2018 Revision) of the Cayman Islands, or the Companies Law. A Cayman Islands company qualifies for exempted status if its operations will be conducted mainly outside of the Cayman Islands. Exempted companies are exempted from complying with certain provisions of the Companies Law. An exempted company is not required to obtain prior approval for registration or to hold an annual general meeting, and the annual return that must be filed with the Registrar of Companies in the Cayman Islands is considerably more simple than for non-exempted Cayman Islands companies. Names of shareholders are not required to be filed with the Registrar of Companies in the Cayman Islands. While there are currently no forms of direct taxation, withholding or capital gains tax in the Cayman Islands, an exempted company is entitled to apply for a tax exemption certificate from the Government of the Cayman Islands, which provides written confirmation that, among other things, should the laws of the Cayman Islands change, the company will not be subject to taxes for the period during which the certificate is valid (usually 20 years). See “Taxation—Cayman Islands tax considerations.” The following is a summary of some of the more important terms of our share capital. For a complete description, you should refer to our Amended and Restated Memorandum and Articles of Association, which are filed as an exhibit to the registration statement of which this prospectus forms a part, and the applicable provisions of the Companies Law.

Ordinary shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Legal title to the issued ordinary shares is recorded in registered form in our register of members. Our shareholders may freely hold and vote their ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law. Dividends may be paid only out of profits, which include net earnings and retained earnings undistributed in prior years, out of share premium, a concept analogous to paid-in surplus in the United States and distributable reserves, subject to a statutory solvency test.

Voting rights

Our outstanding share capital consists of ordinary shares. Each shareholder is entitled to one vote for each ordinary share on all matters upon which the ordinary shares are entitled to vote, including the election of directors. Voting at any shareholders’ meeting is by way of a poll.

A quorum required for a general meeting of shareholders consists of one or more holders of ordinary shares present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative) together holding (or representing by proxy) not less than a majority of the total voting power of all ordinary shares outstanding and entitled to vote. General meetings of our shareholders are held annually and may be convened by our board of directors on its own initiative. Extraordinary meetings of our shareholders may be called at any time at the direction of the board of directors or the chairman of the board of directors or by a vote of an aggregate of 20% of our ordinary shares held by not more than five shareholders; however, so long as

Vector Cambium Holdings (Cayman) L.P. or its affiliates, or Vector, owns at least 25% of our outstanding ordinary shares, extraordinary meetings of our shareholders will also be called by the board of directors at the request of Vector. Advance notice to shareholders of at least 14 calendar days is required for the convening of any annual general meeting or other shareholders’ meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than 66 2⁄3% of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. Under the Companies Law, certain matters must be approved by special resolution of the shareholders, including alteration of the memorandum or articles of association, reduction of share capital, change of name, voluntary winding up the company, a merger with another company and transferring the company to a new jurisdiction.

Winding up

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

The liquidator may, with the sanction of a special resolution of our shareholders, divide amongst the shareholders in specie or in kind the whole or any part of the assets of our company, and may for such purpose set such value as the liquidator deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between our shareholders or different classes of shareholders.

Redemption, repurchase and surrender of ordinary shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined by our board of directors before the issue of such shares. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders (but no repurchase may be made contrary to the terms or manner recommended by our directors), or as otherwise authorized by our Amended and Restated Memorandum and Articles of Association. Under the Companies Law, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if we can, immediately following such payment, pay our debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (i) unless it is fully paid up, (ii) if such redemption or repurchase would result in there being no shares outstanding or (iii) if the company has commenced winding up or liquidation. In addition, we may accept the surrender by any shareholder of any fully paid share for no consideration.

Proceedings of board of directors

Our business is managed and conducted by our board of directors. The quorum necessary for board meetings may be fixed by the board and, unless so fixed at another number, will be a majority of the directors then in office.

The board may from time to time at its discretion exercise all powers of our company to raise capital or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Changes in capital

Our shareholders may from time to time by ordinary resolution:

•	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•	sub-divide our existing shares, or any of them, into shares of a smaller amount; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Inspection of books and records

Holders of our ordinary shares will have no general right under the Companies Law to inspect or obtain copies of our register of members or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where you can find more information.”

Register of members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

•	the names and addresses of the shareholders, a statement of the shares held by each shareholder, and of the amount paid or agreed to be considered as paid, on the shares of each shareholder;

•	the date on which the name of any person was entered on the register as a shareholder; and

•	the date on which any person ceased to be a shareholder.

In accordance with Section 48 of the Companies Law, the register of members is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted). Therefore, a person is deemed as a matter of Cayman Islands law to have legal title to the shares set against its name in the register of members once such shareholder has been entered in the register of members. Entries of any change in the shares and member information, including allotment, transfer, consolidation, subdivision or cancellation, need to be made in the register of members as and when completed or notified. The register of members of our Company is not required to be maintained in the Cayman Islands and our directors will maintain one register of members, at our principal executive offices.

Undesignated preferred shares

Pursuant to our Amended and Restated Memorandum and Articles of Association, our board of directors has the authority, without further action by the shareholders, to issue undesignated preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders, any or all of which may be greater than the rights of the ordinary shares.

Exempted company

We are an exempted company with limited liability duly incorporated and validly existing under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company, except that an exempted company:

•	is not required to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

•	is not required to open its register of members for inspection;

•	is not required to hold an annual general meeting;

•	may obtain an undertaking against the imposition of any future taxation in the Cayman Islands (such undertakings are usually given for 20 or 30 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). We may follow home country practice for certain corporate governance practices after the closing of this offering which may differ from the Corporate Governance Rules of Nasdaq. The listing requirements of Nasdaq require that every listed company hold an annual general meeting of shareholders. In addition, our directors may call extraordinary general meetings of our shareholders pursuant to the procedures set forth in our Amended and Restated Memorandum and Articles of Association.

Anti-takeover provisions of our Amended and Restated Memorandum and Articles of Association

Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders might otherwise view as favorable and are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for our ordinary shares.

Classified board of directors

Our Amended and Restated Memorandum and Articles of Association provide that our board of directors is classified into three classes of directors with staggered three year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for shareholders to replace a majority of the directors on a classified board of directors.

Breaches of fiduciary duty

To the maximum extent permitted under Cayman Islands law, our Amended and Restated Memorandum and Articles of Association will indemnify our directors against any personal liability of our directors for breaches of fiduciary duty.

Removal of directors

Our Amended and Restated Memorandum and Articles of Association provides that directors may be removed only for cause upon the affirmative vote of 75% of our outstanding ordinary shares.

Vacancies

Our Amended and Restated Memorandum and Articles of Association also provides that any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum or by a sole remaining director. Our Amended and Restated Memorandum and Articles of Association provides that the board of directors may increase the number of directors by the affirmative vote of a majority of the directors.

Board quorum

Our Amended and Restated Memorandum and Articles of Association provides that at any meeting of the board of directors, a majority of the total number of directors then in office constitutes a quorum for all purposes.

Shareholder action by written consent

Our Amended and Restated Memorandum and Articles of Association provide that any action required to be taken at any annual or extraordinary meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if, in the case of an ordinary resolution, a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding ordinary shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of our outstanding ordinary shares were present and voted, or in the case of a special resolution by all holders of ordinary shares having the right to vote, so long as Vector collectively owns at least a majority of our outstanding ordinary shares. Our Amended and Restated Memorandum and Articles of Association precludes shareholder action by written consent at any time when Vector collectively owns less than a majority of our outstanding ordinary shares, provided that the holders of ordinary shares may always act by a unanimous written resolution.

General and extraordinary shareholder meetings

As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. We may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. A quorum required for a general meeting of shareholders consists of one or more holders of ordinary shares present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative) together holding (or representing by proxy) not less than a majority of the total voting power of all ordinary shares outstanding and entitled to vote.

Extraordinary meetings of our shareholders may be called at any time at the direction of the board of directors or the chairman of the board of directors or by a vote of an aggregate of 20% of our ordinary shares held by not more than five shareholders; however, so long as Vector owns at least 25% of our outstanding ordinary shares, extraordinary meetings of our shareholders will also be called by the board of directors at the request of Vector. Advance notice to shareholders of at least 14 calendar days is required for the convening of any annual general meeting or other shareholders’ meetings.

Supermajority provisions

Our Amended and Restated Memorandum and Articles of Association provides that the affirmative vote of at least two-thirds of our outstanding ordinary shares attending and voting at a general meeting or a unanimous written resolution is required to amend certain provisions of our Amended and Restated Memorandum and Articles of Association related principally to reductions in share capital, changing our name, certain matters pertaining to bankruptcy or winding up of the Company, and merger or reincorporation of the Company among others.

The combination of the foregoing provisions will make it more difficult for our existing shareholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management. However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Differences in corporate law

The Companies Law is derived, to a large extent, from the older Companies Acts of England, but does not follow recent statutory enactments in England and accordingly there are significant differences between the Companies Law and the current Companies Act of England. In addition, the Companies Law differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and similar arrangements

The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company, and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Law. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separately from the statutory provisions relating to mergers and consolidations, the Companies Law also contains statutory provisions that facilitate the reconstruction and/or amalgamation of companies by way of schemes of arrangement. A scheme of arrangement may be proposed between a company and its creditors or any class of them, or between the company and its shareholders or any class of them. A successful scheme of arrangement must be approved by a majority in number of each class of shareholders or creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and the subsequent sanctioning of any scheme of arrangement must be approved by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the Grand Court the view that the transaction ought not to be approved, the Grand Court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the scheme of arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the scheme of arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

The Companies Law also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% in the number of the shares affected within four months of the offer being made, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

•	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

•	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

•	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Protection of minority shareholders

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court of the Cayman Islands may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court of the Cayman Islands shall direct.

Any of our shareholders may petition the Grand Court of the Cayman Islands which may make a winding up order if the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that we should be wound up or, as an alternative to a winding up order, (a) an order regulating the conduct of our affairs in the future, (b) an order requiring us to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained we have omitted to do, (c) an order authorizing civil proceedings to be brought in our name and on our behalf by the shareholder petitioner on such terms as the Grand Court of the Cayman Islands may direct, or (d) an order providing for the purchase of the shares of any of our shareholders by other shareholders or us and, in the case of a purchase by us, a reduction of our capital accordingly.

Generally, claims against us must be based on the general laws of contract or tort applicable in the Cayman Islands or individual rights as shareholders as established by our Amended and Restated Memorandum and Articles of Association.

Anti-takeover provisions in our articles

Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, for a proper purpose and in what they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes the following duties to the company—a duty to act in good faith (bona fide) in the best interests of the company, a duty not to make a profit based on his or her position as director

(unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association.

As of November 9, 2020, Vector beneficially owns a majority of our outstanding shares. Our Amended and Restated Memorandum and Articles of Association provides that Vector will have the ability to appoint a number of our directors according to their ownership of our outstanding ordinary shares as follows: (i) 50% or more of our outstanding ordinary shares, then a number of directors proportionate to such share ownership, (ii) between 25% and 50% of our outstanding ordinary shares, then two directors, (iii) between 5% and 25% of our outstanding ordinary shares, then one director and (iv) less than 5% of our outstanding ordinary share, then Vector no longer has the right to appoint any directors.

In addition, our Amended and Restated Memorandum and Articles of Association establishes advance notice procedures for shareholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors. Shareholders may consider only those proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to the Company secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. To be timely, except in certain limited circumstances, notice for shareholder proposals must be delivered to the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual general meeting. For the nomination of any person or persons for election to the board of directors, a shareholder’s notice to the Company must set forth with respect to each nominee (i) name, age, business address and residence address; (ii) principal occupation or employment; (iii) number of shares of the Company which are owned of record and beneficially (if any); (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under proxy rules; and (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected. Such notice must also state, with respect to the proposing shareholder and the beneficial owner, if any, on whose behalf the nomination is being made, their name and address, the class and number of shares of the Company which are owned, and descriptions of any agreement, arrangement or understanding between or among such persons, any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, with respect to such nomination, the shares of the Company (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares), the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the proposing shareholder or any of its affiliates or associates. Additionally, a proposing shareholder must make certain representations, including that it intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve the nomination and/or otherwise to solicit proxies from shareholders in support of the nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. For all business other than director nominations, a proposing shareholder’s notice to the Company shall set forth as to each matter proposed: (i) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting; (ii) any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with proxy rules; and (iii) the same information with respect to the proposing shareholder as is required in connection with director nominations.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting and instead provides for plurality voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, no such rules apply and directors may be removed in accordance with the terms set out in the company’s articles of association. Under our Amended and Restated Memorandum and Articles of Association, directors may be removed for cause by resolution adopted by holders of 75% of our outstanding ordinary shares.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the fiduciary duties owed by our directors do require that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders. We have adopted a Policy for Approval of Related Party Transactions.

Dissolution; winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Companies Law, our company may be wound up by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Law and our Amended and Restated Memorandum and Articles of Association, our articles may only be amended by special resolution of our shareholders.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ power to issue shares

Our board of directors is empowered to issue or allot shares or grant options, restricted shares, restricted share units, share appreciation rights, dividend equivalent rights, warrants and analogous equity-based rights with or without preferred, deferred, qualified or other special rights or restrictions. In particular, our board of directors has the authority, without further action by the shareholders, to issue all or any part of our capital and to fix the designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions therefrom, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our ordinary shares. Our board of directors, without shareholder approval, may issue preferred shares with voting, conversion or other rights that could adversely affect the voting power and other rights of holders of our ordinary shares. Subject to the directors’ duty of acting in the best interest of our company, preferred shares can be issued quickly with terms calculated to delay or prevent a change in control of us or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the ordinary shares, and may adversely affect the voting and other rights of the holders of ordinary shares.

Shareholder agreement

We are party to a shareholders agreement, by and among us, our subsidiaries, and Vector pursuant to which Vector is entitled to nominate members of our board of directors as follows: so long as affiliates of Vector own, in the aggregate, (i) more than 5% but up to 25% of our outstanding ordinary shares, Vector will be entitled to nominate one director, (ii) more than 25% but up to 50% of our ordinary shares, Vector will be entitled to nominate two directors or (iii) more than 50% of our ordinary shares, Vector will be entitled to a number of directors proportionate to their voting interest.

Registration rights

Pursuant to the shareholders agreement, we have granted certain registration rights to Vector. Set forth below is a description of the registration rights granted under the shareholders agreement.

Demand registration rights

At any time or from time to time after six (6) months following the date of closing of an initial public offering, Vector may request in writing that we effect a registration on Nasdaq; provided that we shall not be obligated to effect such requested registration if (x) it is for a public offering of ordinary shares reasonably anticipated to have an aggregate offering price to the public of less than $10,000,000 or (y) we then meet the eligibility requirements applicable to use the Form S-3 in connection with such registration and are able to effect such requested registration. We shall be obligated to effect no more than two registrations pursuant to the demand registration rights that have been declared and ordered effective.

Form S-3 registration rights

Holders of our registrable securities have the right to request that we file a registration statement on Form S-3 when we are qualified for registration on such form. We shall be obligated to effect no more than two registrations that have been declared and ordered effective within any 12-month period.

Piggyback registration rights

If we propose to file a registration statement for a public offering of our securities, subject to certain exceptions, we shall notify all holders of registrable securities and afford them an opportunity to include in the registration all or any part of their registrable securities that each such holder has requested to be registered.

Expenses of registration

Subject to certain exceptions such as withdrawal of the registration by the securityholders, we will pay all expenses (other than underwriting discounts and commissions) in connection with the demand registration, Form S-3 registration and piggyback registration including, among others, all registration and filing fees, printers’ and accounting fees, fees and disbursements of counsel for us, reasonable fees and disbursements of a single special counsel for the holders.

Termination of registration rights

The registration rights discussed above shall terminate on the earlier of (i) the date that is 7 years from the date of closing of a qualified initial public offering and (ii) with respect to any securityholder, the date on which such holder may sell all of its registrable securities under Rule 144 of the Securities Act in any 90-day period.

Limitations on subsequent registration right

From and after the date of the shareholders agreement, we shall not, without the prior written consent of holders of at least two-thirds of outstanding shares on issue, enter into any agreement with any holder or prospective holder of any equity securities of us that would allow such holder or prospective holder (i) to include such equity securities in any registration, unless under the terms of such agreement such holder or prospective holder may include such equity securities in any such registration only to the extent that the inclusion of such equity securities will not reduce the amount of the registrable securities of the holders that are included, (ii) to demand registration of their securities, or (iii) cause us to include such equity securities in any registration discussed above on a basis more favorable to such holder or prospective holder than is provided to the holders thereunder.

Exclusive forum

Our Amended and Restated Memorandum and Articles of Association provides that the courts located within the Cayman Islands will be the sole and exclusive forum for any action or proceeding brought by a shareholder on our behalf, any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent to us or our shareholders, any action asserting a claim or dispute arising pursuant to any provision of the Companies Law, our Amended and Restated Memorandum and Articles of Association or any action asserting a claim governed by the internal affairs doctrine or otherwise relating to the internal affairs of the Company, including without limitation, our governance and the relationship between our board of directors, officers and shareholders, unless, in the case of any of the foregoing, the Company consents in writing to the selection of an alternative forum for any such particular action or proceeding. If, notwithstanding the foregoing, an action or proceeding that should have been brought in a court located within the Cayman Islands is brought in a court that is not located within the Cayman Islands, the person who brings such action or proceeding will be liable for the costs and expenses incurred by the Company in connection with such action or proceeding. These exclusive forum provisions do not apply to claims under U.S. federal securities laws.

Listing

Our ordinary shares are traded on the Nasdaq Global Market under the symbol “CMBM.”

Transfer agent and registrar

We have appointed Computershare Trust Company, N.A. as registrar and transfer agent for our ordinary shares.

SELLING SHAREHOLDERS

This prospectus also relates to the possible resale by certain of our shareholders, who we refer to in this prospectus as the selling shareholders, of up to 5,000,000 ordinary shares that were issued and outstanding prior to the date of the registration statement of which this prospectus forms a part. The selling shareholders are holders of our ordinary shares originally acquired through several private placements prior to our initial public offering.

The applicable prospectus supplement will set forth the name of each of the selling shareholders and the number of securities beneficially owned by such selling shareholder that are covered by such applicable prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by, or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

The selling shareholders shall not sell any ordinary shares pursuant to this prospectus until we have identified such selling shareholders and the shares being offered for resale by such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell our securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

We or the selling shareholders may distribute the securities:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each time we or the selling shareholders offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amounts of securities underwritten or purchased by each of them;

•	the purchase price of securities and the proceeds, if any, we or the selling shareholders will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us or the selling shareholders;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price of the securities;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We or the selling shareholders may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We or the selling shareholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we or the selling shareholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or the selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us or the selling shareholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling shareholders pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us or the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or the selling shareholders in the ordinary course of business.

We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our ordinary shares on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Sidley Austin LLP, Palo Alto, California is representing Cambium Networks Corporation in the applicable offering. Certain legal matters with respect to Cayman Islands law in connection with the validity of the shares being offered by this prospectus and other legal matters will be passed upon for us by Walkers, Cayman Islands.

EXPERTS

The consolidated financial statements of Cambium Networks Corporation as of December 31, 2019, and for the year ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP (US), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements refers to a change to the method of accounting for leases effective January 1, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

The consolidated financial statements of Cambium Networks Corporation and subsidiaries as of December 31, 2018, and for each of the years in the two-year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP (UK), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. We also maintain a website at www.cambiumnetworks.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•

our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March  24, 2020, including the information specifically incorporated by reference therein from our definitive proxy statement on Schedule 14A filed on April 24, 2020;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 13, 2020, for the quarter ended June  30, 2020, filed with the SEC on August 12, 2020, and for the quarter ended September  30, 2020, filed with the SEC on November 6, 2020;

•	our current reports on Form 8-K filed with the SEC on February 3, 2020, February 10, 2020, June 4, 2020, and June 26, 2020; and

•

the description of our ordinary shares set forth in our registration statement on Form 8-A, filed with the SEC on June 21, 2019, including any amendments thereto or reports filed for the purposes of updating this description.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cambium Networks Corporation

c/o Cambium Networks, Inc.

3800 Golf Road, Suite 360

Rolling Meadows, Illinois 60008

(888) 863-5250

Attn: General Counsel

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by us, in connection with the offering of the securities pursuant to this Registration Statement:

SEC Registration Fee	$13,719.33
Financial Industry Regulatory Authority filing fee		(1)
Legal Fees and Expenses		(1)
Nasdaq Global Market Listing Fees		(1)
Accounting Fees		(1)
Printing and Miscellaneous Fees		(1)

Total		(1)

(1)

The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful default, fraud and dishonesty.

We have entered into indemnification agreements with our directors and officers whereby we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.

The underwriting agreement(s) that the Registrant may enter into may provide for indemnification by any underwriters of the Registrant, its directors, its officers who sign the registration statement and the Registrant’s controlling persons for some liabilities, including liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Memorandum and Articles of Association	S-1/A	333-231789	3.1	6/13/2019

4.1	Form of Ordinary Share Certificate of Registrant	S-1/A	333-231789	4.1	6/24/2019

4.2	Form of Shareholders Agreement by and among Registrant and certain security holders of Registrant	S-1/A	333-231789	4.2	6/13/2019

5.1	Opinion of Walkers

23.1	Consent of KPMG LLP (US), independent registered public accounting firm

23.2	Consent of KPMG LLP (UK), independent registered public accounting firm

23.3	Consent of Walkers (reference is made to Exhibit 5.1)

24.1	Power of Attorney (reference is made to the signature page hereto)

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

Item 17. Undertakings.

The undersigned registrants hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) That, for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rolling Meadows, Illinois, on November 10, 2020.

CAMBIUM NETWORKS CORPORATION

By:	/s/ Atul Bhatnagar
Atul Bhatnagar
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Atul Bhatnagar and Stephen Cumming, and each of them, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Atul Bhatnagar Atul Bhatnagar	President, Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2020

/s/ Stephen Cumming Stephen Cumming	Chief Financial Officer (Principal Financial Officer)	November 10, 2020

/s/ Marc Nelson Marc Nelson	Controller (Principal Accounting Officer)	November 10, 2020

/s/ Robert Amen Robert Amen	Chairman of the Board	November 10, 2020

/s/ Bruce Felt Bruce Felt	Director	November 10, 2020

/s/ Kevin J. Lynch Kevin J. Lynch	Director	November 10, 2020

/s/ Alexander Slusky Alexander Slusky	Director	November 10, 2020

/s/ Vikram Verma Vikram Verma	Director	November 10, 2020